SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2012

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2012, First Financial Northwest, Inc. (the “Company”) and the Stilwell Group announced that they have settled the litigation in which the Stilwell Group challenged the counting of votes in a contested director election at the Company’s 2012 Annual Meeting of Shareholders.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the settlement, the Company has entered into a Settlement Agreement and Mutual Releases, including the exhibits attached thereto ("Settlement Agreement") by and among the Stilwell Group, as defined therein, Spencer L. Schneider, an individual, the Company, Raymond J. Riley, an individual, Carl T. Hagberg and Associates, a sole proprietorship registered in New Jersey, and Victor Karpiak, an individual (collectively, the “parties”).  The Settlement Agreement provides, among other things, that (i) Mr. Schneider will be given a seat on the Company’s Board after the Company and Mr. Schneider obtain any required regulatory approvals, and will then be nominated by the Company at the 2013 Annual Meeting of Shareholders for a full three-year term; (ii) Mr. Karpiak will resign as Chairman of the Board immediately after Mr. Schneider joins the Board, but Mr. Karpiak will remain a member of the Board until September 1, 2013, whereupon he will resign from the Board; (iii) the Company will reimburse a portion of the Stilwell Group’s proxy solicitation expenses in connection with the 2012 Annual Meeting; (iv) the Stilwell Group will support the Board’s nominees in the director elections to be held at the Company’s 2013, 2014 and 2015 Annual Meetings of Shareholders; and (v) the litigation will be dismissed with mutual releases exchanged.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Settlement Agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Settlement Agreement, the Company will also enter into a Non-Disclosure Agreement with the Stilwell Group that will remain in force during Mr. Schneider’s tenure on the Company’s Board of Directors.  The Non-Disclosure Agreement is intended to protect the disclosure of the Company’s nonpublic information.  The form of Non-Disclosure Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

In addition, in connection with the Settlement Agreement, the Transition Agreement entered into with Mr. Karpiak by the Company, First Savings Bank Northwest (“Bank”), the Company’s financial institution subsidiary, and First Financial Diversified Corporation, a subsidiary of the Company, on August 10, 2012 will be modified to reflect the provisions of the Settlement Agreement.  The amended agreement is referred to as the Transition Agreement Modification Agreement and reflects Mr. Karpiak’s agreement to resign as Chairman of the Board immediately after Mr. Schneider joins the Board and to step down from the Company’s Board of Directors on September 1, 2013, which is before the completion of his term as a director.   The form of Transition Agreement Modification Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1           Settlement Agreement and Mutual Releases
10.2           Non-Disclosure Agreement*
10.3           Transition Agreement Modification Agreement
99.1           Press Release dated December 20, 2012*

_____________
* Contained as an exhibit to the Settlement Agreement and Mutual Releases attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: December 20, 2012	By: /s/Victor Karpiak
Victor Karpiak
President and Chief Executive Officer